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                                                                EXHIBIT 5.1


                    Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                         New York, New York 10019-6064
                              Doc#: NY5: 1044564.2

212 373 3000
212 757-3990

                                                                   July 30, 2001

Antenna TV S.A.
Kifissias Avenue 10-12
Maroussi 151 25
Athens, Greece

                       Registration Statement on Form F-4

Ladies and Gentlemen:

   In connection with the Registration Statement on Form F-4 (the "Registration Statement") filed by Antenna TV S.A., a Greek societe anonyme (the "Company"), with the Securities and Exchange Commission (the "SEC") on July 13, 2001 and amended on July 31, 2001 pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion as to the legality of the Company's 9 3/4% Senior Notes due 2008 (the "New Notes") being registered thereunder. The New Notes are to be offered in exchange for the 9 3/4% Senior Notes due 2008 (the "Existing Notes") issued and sold by the Company on June 18, 2001 in an offering exempt from registration under the Act. The New Notes will be issued by the Company pursuant to the terms of the Indenture (the "Indenture"), dated as of June 18, 2001, between the Company and The Bank of New York, as trustee (the "Trustee"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Registration Statement.


   In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     (i) the Registration Statement (including the exhibits thereto);

     (ii) the Indenture included as an exhibit to the Registration Statement;
  and

     (iii) the proposed form of the New Notes included an exhibit to the Registration Statement.

   In addition, we have examined certificates, agreements and other documents as we deemed relevant and necessary as a basis for the opinion expressed below.

   In our examination of the Documents and in rendering the opinion set forth below, we have assumed without independent investigation, (i) the due organization and valid existence of the Company under the laws of its jurisdiction of organization, (ii) the enforceability of the Documents against each party thereto (other than the Company), (iii) the necessary power and authority of the Company to execute, deliver and perform its obligations under each of the Documents to which it is a party, (iv) the due authorization, execution and delivery by the Company of each of the Documents to which it is a party, (v) that the due authorization, execution and delivery by the Company of each Document to which it is a party and the consummation by the Company of the transactions contemplated thereby do not violate or result in a breach of or default under the Company's charter documents and any laws of the Company's jurisdiction of incorporation, (vi) the New Notes will be issued as described in the Registration Statement, (vii) that the New Notes will be substantially in the
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Antenna TV S.A.

form reviewed by us and that any information omitted from such form will be properly added, (viii) the genuineness of all signatures, (ix) the legal capacity of all individuals who have executed any of the Documents, (x) the authenticity of all documents submitted to us as originals, (xi) the conformity to the original documents of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents and (xii) the authenticity of all such latter documents.

   In expressing the opinion set forth herein, we have relied upon the factual matters contained in the representations and warranties of the Company made in the Documents, and we have assumed that the New Notes will be issued as described in the Registration Statement.

   Based upon the foregoing, and subject to the assumptions, exceptions and qualifications set forth herein, we are of the opinion that when duly issued, authenticated and delivered in accordance with the terms of the Indenture and against exchange for the Existing Notes in accordance with the terms set forth in the Registration Statement, the New Notes will be legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

   Our opinion expressed above is limited to the laws of the State of New York. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders thereunder, that are currently in effect.

   With respect to matters of Greek law, we refer you to the opinion of Constantine Xydias & Partners dated the date hereof and delivered to you.

   We hereby consent to the use of our name in the Registration Statement and in the prospectus therein as the same appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act.

                                        Very truly yours,

                                        /s/ Paul, Weiss, Rifkind, Wharton &
                                         Garrison


                                          _________________________________

                                        PAUL, WEISS, RIFKIND, WHARTON &
                                         GARRISON

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